SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 17, 2006

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On August 17, 2006, Hancock Holding Company
issued a press release announcing its opening of The NASDAQ Market on the anniversary of Hurricane Katrina, August 29, 2006.  The press release is attached hereto as
Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated August 17, 2006, headed "Hancock Holding
                             Company to open Wall Street on Katrina Anniversary."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2006
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

                                    For Immediate Release
                                       August 17, 2006

Satellite Information
Satellite Uplink:  8:20 a.m. to 8:35 a.m. (CDT).  IA-5 C-band/transponder 14.
Downlink Frequency:  3980 horizontal; audio: 6.2/6.8.  Waterfront fiber 1623.
Questions:  Stephanie Lowenthal (646.441.5220)

For More Information
R. Paul Maxwell
Hancock Holding Company Corporate Communications
228.563.7953 or paul_maxwell@hancockbank.com

Paul D. Guichet
Hancock Holding Company Investor Relations
228.563.6559 or paul_guichet@hancockbank.com

Stephanie Lowenthal
NASDAQ Corporate Communications
646.441.5220 or stephanie.lowenthal@nasdaq.com

============================================================================================================

                     Hancock Holding Company to open Wall Street on Katrina anniversary

     GULFPORT, MS (August 17, 2006) - When executives from Hancock Holding Company open The NASDAQ Market on August 29, 2006, that official bell-ringing signals not only a new day at America's largest electronic stock market but also the dawn of an unprecedented era of growth and opportunity for storm-ravaged Gulf
Coast communities.

     NASDAQ officials invited Hancock Holding Company, parent company of 107-year-old Hancock Bank, to open the market on Hurricane Katrina's one-year anniversary to recognize the company's leadership in the
Gulf Coast's determined comeback from America's worst natural disaster and Hancock's exceptional performance in a challenging post-storm business climate.

     "The response of Hancock Bank's leadership and employees in the aftermath of Hurricane Katrina was nothing short of phenomenal, as many of them were victims, too.  When Hancock executives ring the ceremonial bell to open The NASDAQ Market on August 29, it will be another sign to all the world that
Mississippi has reopened for business," said Mississippi Governor Haley Barbour.

     In the four months following Katrina, Hancock grew $1.6 billion - more than in the company's first 95 years - and ranked among the top 20 percent of America's top-performing banks, according to the fourth quarter 2005 issue of Bank Director Magazine.  As of August 14, 2006, Hancock Holding Company common stock
(NASDAQ:  HBHC) had appreciated 40 percent since January 1, 2006, and 72 percent since Hurricane Katrina.

     "We are very honored that NASDAQ has asked Hancock Holding Company to open the market exactly one year after Hurricane Katrina.  This is a tribute to our Hancock associates' unwavering commitment to the communities we serve and the resilient spirit of the people from those Gulf South hometowns.  Their innate resolve to overcome adversity is lighting the way toward an exciting future for the Gulf Coast," said
Hancock Holding Company Chief Executive Officer George A. Schloegel.

                                                  - more -

     The bell-ringing will take place between 8:15 a.m. - 8:30 a.m. (CDT), the same approximate time one year ago that Katrina's full fury was decimating many of the Mississippi, Louisiana, and Alabama communities Hancock serves.  The Opening Bell Ceremony also marks the fifteenth year Hancock Holding
Company common stock has traded on The NASDAQ Market.

     Bruce Aust, Executive Vice President of The NASDAQ Stock Market, said, "NASDAQ is pleased to have
Hancock Holding Company ring the Opening Bell on the one-year anniversary of Hurricane Katrina.  Hancock is located in the heart of where Katrina hit and, despite this, has managed to continue its growth efforts with a successful increase in market capitalization.  We are thrilled to have Hancock join us in opening the market in recognition of their innovative approach to business and as one of the companies that are leading the way in the Gulf Coast's revitalization efforts."

     NASDAQ will air the opening ceremonies live beginning at 8:20 a.m. (CDT) on the MarketSite Tower, one of the world's largest stationary video screens, in the heart of New York City's Times Square and on the
NASDAQ MarketSite Live Webcam link at http://www.nasdaq.com/reference/marketsite_about.stm.    Webcam
viewers should complete downloading by 8:15 a.m. (CDT) to ensure successful viewing.  Before 8:20 a.m., the webcam will show the MarketSite tower; at 8:20 a.m., the camera switches to the NASDAQ studio.

     Interestingly, Hancock's NASDAQ market-opening occurs on the same day as the internal debut of a core ideology program that reiterates the fundamental tenets on which Hancock was founded:  honor and integrity, strength and stability, service, teamwork, and personal responsibility.  According to Hancock's senior management, the core values program reinforces a century-old way of doing business that has consistently distinguished Hancock as one of America's strongest, safest financial services leaders.

     "The ideals that have been part of Hancock's culture for more than 100 years - and, especially, the associates who practice those principles daily - are the sources of our success before, during, and after
Katrina.  The August 29th NASDAQ bell-ringing will be a resounding thank-you to our shareholders, customers, and associates and a reaffirmation of Hancock's commitment to building a better, brighter Gulf
South," said Hancock Holding Company Chief Financial Officer Carl J. Chaney.

Weathering the Storm

     Instead of the red glow of a late summer sunrise, a raging whiteout of wind, rain, and sea spray enveloped Mississippi's Gulf Coast on August 29, 2005.  As the windows of One Hancock Plaza - Hancock
Holding Company's headquarters- bowed from the pounding pressure of Katrina's relentless gales, Hancock
Bank senior vice president Diane Havard suspected that the storm was no ordinary hurricane.  When projectile debris from collapsed buildings south of the 15-story landmark began shattering windows, and white-capped surge inundated the glass and granite first-floor lobby, Havard knew that Katrina was history in the making.

     Havard and approximately 22 other Hancock disaster recovery team associates rode out Katrina in One
Hancock Plaza, which dominates the downtown Gulfport skyline about one-quarter mile inland from the Gulf of Mexico.  For what seemed an eight-hour eternity, the group dodged flying glass, falling ceiling tiles, and swirling cyclones of paper.

     "Experiencing the intensity of the storm first-hand was unbelievable.  When we saw the extent of the damage just in Gulfport, we realized the people we serve would need our help now more than ever," said
Havard.

                                                  - more -

     Twenty-five miles east of One Hancock Plaza, Hancock's Ocean Springs branch operations manager
Margaret Migues knew her Jackson County customers would need cash as soon as possible.  As Katrina's winds and waters subsided, Miques skirted debris and downed power lines to reach the bank's main Ocean Springs office.  By 10:00 a.m. the next day, Migues was cashing checks from a folding table outside her damaged branch to help Katrina survivors.  By Wednesday, hundreds of citizens lined up at the improvised outdoor teller window as Migues and fellow Hancock bankers worked non-stop.

     "We never thought twice about trying our best to be there when our customers needed us.  It's part of our core values.  It's who we are as a company and as a community," said Migues.

     Seventy-five miles west of Gulfport, in New Orleans, the Katrina story was just beginning to unfold.

Catalyst for Renaissance

     When the post-Katrina figures were tallied, 190 Hancock associates - more than 10 percent of the company's total work force - had lost their homes and more than 400 employees and their immediate families
suffered significant property damage or loss.   Fifty-nine of 155 Hancock properties in four states
received damages totaling more than $49 million.  Twenty-two of those sites suffered more than 50 percent damage.  In South Mississippi alone, Katrina destroyed approximately 70,000 homes, nearly 2,000 businesses, and more than 600 buildings on the National Historic Register.

     Yet, less than 24 hours after the hurricane, Havard, Migues, and hundreds of other Hancock associates
- many who had lost everything in the storm - instinctively tackled the task of recovery.  They rallied with Hancock bankers from less affected areas to secure bank properties, open makeshift branches, assist fellow employees, help businesses meet payrolls, waive ATM and overdraft fees, and serve customers and non-customers from mobile banking units in devastated coastal cities such as Bay St. Louis, Waveland, and
Pass Christian.

     Within days of Katrina - and 36 years after another infamous hurricane, Camille, slammed South
Mississippi - Hancock launched an array of "Together We Rebuild" financial initiatives and associate assistance programs reminiscent of the bank's 1969 post-storm response.  Within weeks, many Hancock officers helped Mississippi's elected officials, business leaders, and world-renowned architects craft detailed strategies for smart-growth redevelopment.

     Hancock Bank of Louisiana's headquarters at CitiPlace in Baton Rouge, a back-up call center in Denham
Springs, LA, and offices in Purvis and Tallahassee became key sites in the weeks following Katrina.
Busloads of Hancock employees made 250-mile round trips daily for several months to keep bank operations running.

     "We had designated teams of Hancock associates that traveled across the Gulf South each day to make sure our customers received crucial services, despite destroyed phone lines and utilities.  We are very proud of these folks' hard work, especially when many of them had suffered major losses in the storm,"
said Hancock Chief Information Officer Shane Loper, who also directs the company's corporate human resources division.

     One month after Katrina, Hancock became the first financial institution to reopen in the central downtown Gulfport business district.  Already an SBA Express Lender since 2002, Hancock established special loan centers, extended hours, and expanded Saturday banking at strategically located Hancock Bank branches across South Mississippi.  By October 2005, the company unveiled a massive multi-million-dollar restoration project for One Hancock Plaza that positioned Hancock as an icon for rebuilding and renewal.

                                                  - more -

     When Hancock announced renovation of its headquarters, Blake Wilson, executive director of the
Mississippi Economic Council (the state's Chamber of Commerce) said, "The Coast has been and will again be an electromagnet for opportunity.  Our state thanks the people of South Mississippi and Hancock Bank for their courage and commitment to rebuilding and renewal."

     Hancock plans to celebrate the reopening of One Hancock Plaza in late October 2006.  Key operations units have already relocated to facilities less vulnerable to high winds and storm-surge.  Additionally, as initiatives to help families and businesses recover take shape throughout the state and region, and as an estimated $20-$30 billion flow toward rebuilding the Gulf Coast, Hancock expects its trademark strength, stability, integrity, and service to support continued corporate growth in existing and new markets, including Pensacola, FL.

About Hancock Holding Company

     Hancock Holding Company - parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana,
Hancock Bank of Florida, and Magna Insurance Company - has assets of $6.26 billion.  Founded in 1899,
Hancock Bank stands among the strongest, safest financial institutions in the United States, according to the Veribanc, Inc., and BauerFinancial, Inc., and is the only financial services company headquartered in the Gulf South to rate among the top 25 of America's top-performing banks.

     Hancock offers comprehensive financial solutions through more than 140 banking and financial services offices and more than 130 automated teller machines throughout South Mississippi, Louisiana, southern
Alabama, and the Florida Panhandle, including subsidiaries Hancock Investment Services, Inc., Hancock
Insurance Agency and its divisions of Ross King Walker and J. Everett Eaves, Harrison Finance Company;
corporate trust offices in Gulfport, Jackson, MS, Baton Rouge, and downtown New Orleans; and a business financial center in Alabama's port city of Mobile.  Additional corporate information and on-line banking and bill-pay services are available at www.hancockbank.com.

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